UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐ Definitive Proxy Statement
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☑ Soliciting Material Pursuant to §240.14a-12
CPI INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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This filing consists of a press release issued on November 26, 2010.
News Release
For Immediate Release:
CPI INTERNATIONAL AGREES TO BE ACQUIRED BY VERITAS CAPITAL

IN A CASH TRANSACTION
Affiliate of Veritas Capital to pay $19.50 per share
     PALO ALTO, Calif. and NEW YORK — November 26, 2010 - CPI International, Inc. (Nasdaq: CPII) announced today the signing of a definitive merger agreement under which CPI International (CPI) will be acquired by an affiliate of Veritas Capital Fund IV (Veritas Capital) for $19.50 per share in cash. The purchase price reflects a premium of approximately 35 percent over the closing price of CPI common stock on November 24, 2010, and 38 percent over the average closing price of the CPI common stock for the 90 days ending November 24, 2010. The transaction is valued at approximately $525 million.
     “Veritas Capital is pleased to be associated with the management and employees of CPI. The company has a long history of providing technology and product excellence to the defense, communications, medical and scientific markets. We look forward to continuing this tradition under our ownership, working with Joe Caldarelli and his team, by providing our customers with cost effective, advanced solutions to their important requirements,” said Robert B. McKeon, founder, chairman and managing partner of Veritas Capital.
     “With its extensive technology and defense industry experience and strong track record of fostering growth in its portfolio companies, Veritas Capital is an excellent partner for CPI. Our board of directors and management believe this transaction will provide considerable benefits for CPI’s customers, and CPI’s stockholders will benefit from a significant premium over the current stock price,” said Joe Caldarelli, chief executive officer of CPI. “We are very excited by the prospect of working with Veritas Capital to continue to grow CPI’s business while providing our customers in all of our commercial and defense end markets with the state-of-the-art technology, dependable products and best-in-class customer service that they have come to expect from CPI. We will continue to support all the markets and product areas in which we are currently involved, and, in fact, expect to grow our participation in them.”
Closing Conditions and Shareholder Voting Requirements
     The transaction is subject to CPI stockholder approval, and is also subject to a number of customary regulatory and other closing conditions. The transaction is not subject to any financing conditions.
     Certain significant stockholders of CPI have entered into a voting agreement with an affiliate of Veritas Capital with respect to approximately 49 percent of the outstanding shares of CPI common stock to demonstrate their strong support of the proposed transaction.
About CPI International, Inc.
     CPI International, Inc., headquartered in Palo Alto, California, is the parent company of Communications & Power Industries, Inc., a leading provider of microwave, radio frequency, power and control solutions for critical defense, communications, medical, scientific and other applications. Communications & Power Industries, Inc. develops, manufactures and distributes products used to generate, amplify, transmit and receive high-power/high-frequency microwave and radio frequency signals and/or provide power and control for various applications. End-use applications of these systems include the transmission of radar signals for navigation and location; transmission of deception signals for electronic countermeasures; transmission and amplification of voice, data and video signals for broadcasting, Internet and other types of commercial and military communications; providing power and control for medical diagnostic imaging; and generating microwave energy for radiation therapy in the treatment of cancer and for various industrial and scientific applications.
About Veritas Capital
     Founded in 1992 and headquartered in New York, Veritas Capital is a leading private equity investment firm that invests in companies that provide critical products and services to governments worldwide. Since its founding, Veritas has been involved as the lead investor in transactions totaling more than $8 billion in value. Veritas is the premier private equity firm focused on the defense and government services sector and ranks in the top decile in terms of investment performance since its founding. For more information, please visit http://www.veritascapital.com.
Additional Information about the Transaction and Where to Find It
     The acquisition will be submitted to CPI’s stockholders for their consideration. In connection with the acquisition, CPI intends to file relevant materials with the SEC, including a proxy statement and other relevant documents concerning the merger. Investors and stockholders of CPI are urged to read the proxy statement and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to the documents because they will contain important information about CPI and the merger.

     Stockholders of CPI can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by CPI in connection with the announcement of the entry into the merger agreement, and any other relevant documents filed with the SEC when they become available. The proxy statement and any other relevant materials (when they become available), and any other documents filed by CPI with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: CPI International, Inc., 811 Hansen Way, Palo Alto, California 94303, Attention: Investor Relations. Investors and stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.
Participants in Solicitations
     CPI and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from stockholders of CPI in connection with the merger. Information regarding CPI’s directors and executive officers is available in CPI’s proxy statement on Schedule 14A for its 2010 annual meeting of stockholders, which was filed with the SEC on January 20, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
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Cautionary Statement Regarding Forward-Looking Statements
     Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward looking statements. Such differences may result from a variety of factors, including but not limited to:
•	legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated;

•	the possibility that the expected funding for the merger will not be obtained;

•	the possibility of disruption from the pending merger making it more difficult to maintain business and operational relationships;

•	the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; and

•	developments beyond CPI’s control, including but not limited to: changes in domestic or global economic conditions, competitive conditions and consumer preferences; adverse weather conditions or natural disasters; health concerns; international, political or military developments; and technological developments.
     Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of CPI for the fiscal year ended October 2, 2009, which was filed with the SEC on December 10, 2009, under the heading “Item 1A—Risk Factors” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by CPI.

     As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.
Contacts:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com